UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12957 (Commission File Number)	22-2372868 (IRS Employer Identification No.)

20 Kingsbridge Road, Piscataway, New Jersey (Address of principal executive offices)	08854 (Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2014 (the “Rights Dividend Declaration Date”), the Board of Directors (the “Board of Directors”) of Enzon Pharmaceuticals, Inc. (the “Company”) adopted a Section 382 rights plan (the “Section 382 Rights Plan”) and declared a dividend distribution of one right for each outstanding share of the Company’s common stock to stockholders of record at the close of business on May 14, 2014. The Board of Directors adopted the Section 382 Rights Plan in an effort to protect stockholder value by attempting to protect against a possible limitation on the Company’s ability to use its net operating loss carryforwards (“NOLs”). If the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), the Company’s ability to fully utilize the NOLs on an annual basis will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of those benefits. The Section 382 Rights Plan is intended to act as a deterrent to any person (an “Acquiring Person”) acquiring (together with all affiliates and associates of such person) beneficial ownership of 4.99% or more of the Company’s outstanding common stock within the meaning of Section 382 of the Code, without the approval of the Board of Directors. Stockholders who beneficially own 4.99% or more of the Company’s outstanding common stock as of the Rights Dividend Declaration Date will not be deemed to be an Acquiring Person, but such person will be deemed an Acquiring Person if such person (together with all affiliates and associates of such person) becomes the beneficial owner of securities representing a percentage of the Company’s common stock that exceeds by 0.5% or more the lowest percentage of beneficial ownership of the Company’s common stock that such person had at any time since the Rights Dividend Declaration Date. The description and terms of the rights are set forth in a Section 382 Rights Agreement, dated as of May 1, 2014 (the “Section 382 Rights Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as Rights Agent.

The Rights. On the Rights Dividend Declaration Date, the Board of Directors authorized the issuance of one right (a “Right”) for each outstanding share of the Company’s common stock to the Company’s stockholders of record as of May 14, 2014. Subject to the terms, provisions and conditions of the Section 382 Rights Agreement, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.01 per share, for a purchase price of $1.50 per Right (the “Purchase Price”). If issued, each fractional share of Series A Junior Participating Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of the Company’s common stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including any dividend, voting or liquidation rights.

Initial Exercisability. The Rights are not exercisable until the earlier of (i) ten days after a public announcement that a person has become an Acquiring Person and (ii) ten business days (or such later date as may be determined by the Board of Directors) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person. The date that the Rights become exercisable under the Section 382 Rights Agreement is referred to as the “Distribution Date.”

Until the Distribution Date, the Company’s common stock certificates will evidence the Rights. Any transfer of the Company’s common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, separate Rights certificates will be issued, and the Rights may be transferred apart from the transfer of the underlying shares of the Company’s common stock, unless and until the Board of Directors has determined to effect an exchange pursuant to the Section 382 Rights Agreement (as described below).

“Flip-In” Event. In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become void), will from and after the Distribution Date, have the right to receive, upon exercise of a Right and payment of the Purchase Price, a number of shares of the Company’s common stock having a market value of two times the Purchase Price. However, Rights are not exercisable following the occurrence of a person becoming an Acquiring Person until such time as the Rights are no longer redeemable by the Company (as described below).

Exempted Persons and Exempted Transactions. The Board of Directors recognizes that there may be instances when an acquisition of shares of the Company’s common stock that would cause a stockholder to become an Acquiring Person may not jeopardize or endanger in any material respect the availability of the NOLs to the Company. Accordingly, the Section 382 Rights Agreement grants discretion to the Board of Directors to designate a person as an “Exempted Person” or to designate a transaction involving shares of the Company’s common stock as an “Exempted Transaction.” An “Exempted Person” cannot become an Acquiring Person and an “Exempted Transaction” cannot result in a person becoming an Acquiring Person. The Board of Directors can revoke an “Exempted Person” designation if it subsequently makes a contrary determination regarding whether a person jeopardizes or endangers in any material respect the availability of the NOLs to the Company.

Redemption. At any time until ten calendar days following the first date of public announcement that a person has become an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the Right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price.

Exchange. At any time after a person becomes an Acquiring Person and prior to the acquisition by the Acquiring Person of 50% or more of the Company’s outstanding common stock, the Board of Directors may exchange the Rights (other than Rights that have become void), in whole or in part, at an exchange ratio of one share of common stock, or a fractional share of Series A Junior Participating Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment). Immediately upon an exchange of any Rights, the right to exercise such Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of common stock (or a fractional share of Series A Junior Participating Preferred Stock or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) equal to the number of such Rights held by such holder multiplied by the exchange ratio.

Expiration. The Section 382 Rights Agreement will expire on the earliest of the following:

•	the close of business on April 30, 2017;
•	the redemption of the Rights;
•	the exchange of the Rights;
•	the close of business on the effective date of the repeal of Section 382 or any successor statute if the Board of Directors determines that the Section 382 Rights Agreement is no longer necessary or desirable for the preservation of certain tax benefits; and
•	the close of business on the first day of a taxable year to which the Board of Directors determines that no tax benefits may be carried forward.

Anti-Dilution Provisions. The Board of Directors may adjust the Purchase Price of the Series A Junior Participating Preferred Stock, the number of shares of Series A Junior Participating Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a share dividend, a share split or a reclassification of the Series A Junior Participating Preferred Stock or of the Company’s common stock. With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

Amendments. Prior to the Distribution Date, the Board of Directors may supplement or amend any provision of the Section 382 Rights Agreement in any respect without the approval of the holders of the Rights. From and after the Distribution Date, no amendment can adversely affect the interests of the holders of the Rights.

In connection with the adoption of the Section 382 Rights Agreement, the Board approved a Certificate of Designation of Series A Junior Participating Preferred Stock of Enzon Pharmaceuticals, Inc. (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of the State of Delaware on May 1, 2014.

The foregoing summaries of the Section 382 Rights Agreement and the Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the complete text of the Section 382 Rights Agreement and the Certificate of Designation, copies of which have been filed as Exhibits 4.1 and 3.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.  Other Events

On May 1, 2014, the Company issued a press release announcing the adoption of the Section 382 Rights Agreement.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of Enzon Pharmaceuticals, Inc. filed with the Secretary of the State of Delaware on May 1, 2014
4.1	Section 382 Rights Agreement, dated as of May 1, 2014, by and between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company
99.1	Press Release issued on May 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)

Date: May 1, 2014	By:	/s/ George W. Hebard III
Name: George W. Hebard III
Title: Interim Principal Executive Officer, Interim Chief Operating Officer and Secretary